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                                                                    EXHIBIT 10.8

        THIS THIRD AMENDMENT TO LEASE (this "Amendment") is made as of this 1st day of December 1999, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner ("LANDLORD") and ADVANCE PARADIGM CLINICAL SERVICES, INC., a Maryland corporation ("TENANT").

                                    Recitals

        A. WHEREAS, Landlord and Paradigm Pharmacy Management entered into a Lease dated March 16, 1994, as amended by an Amendment to Lease dated October 19, 1996, and a Second Amendment to Lease dated September 30, 1999, (collectively, the "Lease") for Suites 1000, 600, 601 and 603 consisting of approximately 30,733 square feet (the "Initial Leased Premises"), which has an address of 11350 McCormick Rd., Hunt Valley, Maryland 21031, and is known as Executive Plaza II (the "PROPERTY"). The parties hereby acknowledge and agree that Tenant commenced occupancy of payment of rent for Suite 603 as of January 1, 1999, and that the Expiration Date pursuant to Section 1.1. Term of the second Amendment to Lease Shall be February 28, 2001.

        B. WHEREAS, Landlord and Tenant now desire to amend certain provisions of the Lease to provide Tenant with additional office space in the Property and to extend the Lease Term.

                                   Agreements

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows.

        Section 1. Amendment of Lease. The provisions of the Lease are amended as follows:

                Term. Commencing November 15, 1999, the term of the Lease shall be extended for five (5) years such that the Expiration Date of the Lease shall be February 28, 2001. The renewal option(s) as set forth in Section 1.8 of the Lease remain in full force and effect and shall apply to the extended lease term.

        1.2. Leased Premises. Commencing November 15, 1999, the Leased Premises shall consists of approximately 31,363 square feet, and shall be comprised of the Initial Leased Premises (Suites 1000, 600, 601 and 603) and an additional 10,630 square feet known as Suite 900 of Executive Plaza II (the "ADDITIONAL LEASED PREMISES"). The Additional Leased Premises are more particularly depicted as outlined in red on Exhibit A attached hereto and made a part hereof.

        1.3. Rent. Commencing November 15, 1999, Tenant shall pay to Landlord annual basic rent of Five Hundred Seventy-Two Thousand Three Hundred Seventy-Four and 75/100 Dollars ($572,374.75) payable in equal monthly installments of Forty-Seven Thousand Six Hundred Ninety-Seven and 90/100 Dollars ($47,697.90). Commencing November 15, 2000 and each twelve (12) month period thereafter, the annual basic rent shall be increased to an amount equal to percent of the basic rent for the immediately preceding twelve (12) month period as set forth in Section 2.C of the Lease.

    1.4. Tenant Improvements. Landlord, at its sole cost and expense, shall construct the Additional Leased Premises using Tenant's choice of building standard materials in accordance with the revised plan dated July 15, 1999 and specifications dated February 8, 1999 prepared by Rubelling & Associates attached hereto and made a part hereof as Exhibit ?? and Exhibit 8.1.

    1.5. Underground Parking. So long as Tenant is not in default under the Lease, Landlord shall allocate to Tenant 21 additional reserved parking spaces in the lower level indoor parking area of Executive Plaza. Said spaces shall be charged at the rate of $80.00 per space per month. Except as otherwise expressly set forth in this Section 1.5., the terms and conditions of Tenant's use of said parking spaces shall be governed by a separate Application and Lease for Executive Plaza II Lower Level Indoor Parking executed by Tenant and
Landlord.

    1.6. Option to Terminate. Tenant shall have the right to terminate their occupancy of a portion of or all of the sixth ??? February 28, 2001 (the "TERMINATION DATE"), provided Tenant has notified Landlord in writing of Tenant's election ??? at lease one hundred twenty (120) days prior to the Termination Date pursuant to this Section 1.6. From and ???? elected Termination Date, the Lease as it relates to such space shall be of no further force and effect and Landlord ??? shall have no further obligations to the other under the Lease as it relates to such space. Notwithstanding the foregoing, Tenant shall be responsible to pay and Additional Rent accrued through the respective Termination Date whether or not it is billed at that time.

        1.7. Right of First Refusal. In any instance where a right of first refusal has not been granted to another tenant in the Property, Tenant will have the one-time right of first refusal on any space that becomes available on the 6th, 7th or 8th floors of the Property.

        Section 2. Titles of Sections. The section titles used in this Amendment are for convenience of reference only, and do not constitute a part of this Amendment nor shall they affect the meaning, construction or effect of this Amendment or ?? Lease.

        Section 3. Definitions. Unless otherwise set forth in this Amendment, all capitalized terms shall have the same ?????????????

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     Section 5. Representations. Tenant hereby represents and warrants to
Landlord that, as of the date hereof, it (i) is the sole legal and beneficial owner of all the right, title and interest granted to it by the provisions of the Lease, (ii) has not sold, transferred or encumbered any or all of such right, title or interest, and (iii) has the full and sufficient right at law and in equity to execute and deliver this Amendment as the owner of such right, title, and interest, without the necessity of having any other person's consent thereto or joinder therein.

     Section 6. Successors and Assigns. This Amendment and the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and its successors and assigns, and Tenant and its permitted successors and assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal on their behalf by their duly authorized representative, as of the date first above written.


WITNESS/ATTEST                          Landlord:

                                        HILL MANAGEMENT SERVICES, INC.
                                        agents for the owner

/s/ [Signature Illegible]               By: /s/ [Signature Illegible]     (SEAL)
----------------------------------          ------------------------------

                                        Title: VP
                                               ---------------------------------

                                        Date: 12/1/99
                                              ----------------------------------


WITNESS/ATTEST                          Tenant:

                                        ADVANCE PARADIGM CLINICAL SERVICES, INC.

/s/ SUSAN JENKINS                       By: /s/ JOE FILIPEK               (SEAL)
----------------------------------          ------------------------------

                                        Printed Name: Joe Filipek

                                        Title: President & CEO
                                               ---------------------------------

                                        Date:
                                              ----------------------------------



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9TH FLOOR:

     - Provide all construction in accordance with the floor plan dated February 3, 1999 (Drawing E) prepared by Rubelling & Associates.

     - Renovate lobby floor and walls using building standard wall covering, paint, and carpet finishes.

     -    Paint elevator doors.

     -    Replace/remove existing water fountain.

     - Renovate Ladies and Men's room to include new paint and wall covering throughout, new flooring and countertops and wall tile.

     -    Repair or replace (as needed) building standard vertical blinds.

     - Install uniform, building standard ceiling throughout the leased premises.

     - Install building standard wall covering and a reasonable number of incandescent lights in the small and main conference rooms.

     - Install building standard wall coverings, carpet and additional lighting in common stairwell between the 8th and 10th floors.

     - Install insulation/sound conditioning in the small and large conference rooms.

10TH FLOOR:

     - Recarpet the entire Leased Premises at Paradigm's request anytime during the first three (3) years of the five (5) year lease extension.

     -    Paint offices and common areas.

     -    Clean mini blinds.

     -    Shampoo existing carpet (if not replaced)

     -    Replace and clean areas around air vents.

     -    Correct signage on main floor marquee.

     -    Clean Ladies Room and Men's Room to include repainting stall doors.

     -    Repair damaged marble in lobby area (approximately 8 tiles)

     -    Provide 10th floor lounge renovations set forth on Exhibit B-1 (page
          2)

     - Construct doorway with double doors between the existing reception area and conference room.


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                                  [FLOOR PLAN]











                                                                       EXHIBIT A